Exhibit 10(u)

                                COMMERCIAL LEASE
                                ----------------

         THIS AGREEMENT, made and entered into this First day of September 2003,

between MERVIN D. LUNG BUILDING COMPANY, INC., an Indiana Corporation, of

St. Joseph County, State of Indiana, hereafter known as "LESSOR", and PATRICK

INDUSTRIES, INC., an Indiana corporation with principal offices in Elkhart

County, Indiana, hereinafter referred to as "LESSEE", for and in consideration of the covenants and agreements hereinafter mentioned, that real estate located in Elkhart County, State of Indiana, and more particularly described in ITEM 1.

LEASED PREMISES.

         WHEREAS, LESSOR is owner of certain property situated in Elkhart,

Indiana; and

         WHEREAS. LESSEE is desirous of leasing said property.

         NOW, THEREFORE, in consideration of the mutual promises hereinafter contained with applicable ordinances, laws and regulations, the parties agree as follows:

         1. LEASED PREMISES: the LESSOR hereby leases to LESSEE those premises bearing the street address of 3905 Lexington Park Drive, Elkhart, Indiana,

46514, more particularly described as follows:

                  Part of the Northeast Fractional Quarter of Section Two (2), Township Thirty-seven (37) North, Range Four (4) East, Cleveland Township, Elkhart County, Indiana, and more particularly described as follows:

                  Commencing at the Southeast corner of said quarter section; thence due North along the east line of said quarter section one thousand two hundred ninety-three and forty-five hundredths (1293.45) feet to the south right-of-way of the Penn Central Railroad; thence south eighty-nine (89) degrees fifty-nine (59) minutes west along the south right-of-way line of said railroad three hundred sixty-five (365) feet to the point of beginning of this description; thence continuing south, eighty-nine (89) degrees forty-nine minutes along the south line of said railroad three hundred twenty-five (325) feet; thence due south four hundred thirty-eight (438) feet to the north right-of-way line of a 60-foot road; thence north eighty-nine (89) degrees fifty-nine (59) minutes east along the north line of said road three hundred twenty-five (325)

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                  feet; thence due north four hundred thirty-eight (438) feet to the point of beginning.

         2. TERM: The term of this Lease shall be for two years, from the 1st of

September 2003, through the 31st day of August, 2005.

         3. RENTAL: Lessee agrees to pay to Lessor in advance of the first day of each month throughout the term of this lease, a rental of Nine Thousand One

Hundred Forty Six Dollars and Forty Gents ($9,146.40) Dollars per month (40,381 sq ft including 1,056 sq ft of office). Lessee further agrees to pay all insurance premiums for fire, extended coverage and hazard insurance on the leased premises in amounts provided for in this agreement. Lessee additionally,

agrees to pay, Real Estate Taxes assessed after the 2002 tax year, payable in

2003, as provided in this Agreement.

         4. CONDITION. USE AND CARE OF LEASED PREMISES: Lessee hereby accepts the leased premises in its present condition. Lessee agrees to use said premises for its warehousing and display, sales, repair and modification of its products, and for all additional uses and purposes as may be customarily incidental to the operation of Lessee's business.

         Lessee agrees that in no event shall it conduct any business on said premises which would be in violation of any local, state or federal rules,

regulations, ordinances, or statutes.

         Lessee agrees that it shall place no sign upon leased premises until

Lessor shall first have approved, in writing, the size and location of said sign.

         Lessee agrees to maintain the leased premises in good condition at all times, subject only to reasonable  wear and tear of the kind normally accounted for by depreciation; and Lessee agrees to maintain the leased premises in a neat


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and presentable condition at all times and not to permit accumulations of any unsightly deposits of rubbish or other matter.

         Lessor reserves the right to make an inspection of the leased premises at reasonable times during business hours no oftener than once every three (3)

months; provided, however, that said inspection shall not in any way interrupt

Lessee's normal business operations.

         Lessee shall have the right to make such interior changes,

improvements, and alterations to the leased premises, at its own cost and expense, as may be desired or necessary to adapt the leased premises to the business to be carried out by the Lessee; provided, however, that no structural change shall be made in such leased premises without prior written consent of the Lessor, and Lessee will not allow any liens or encumbrances to attach to the premises for any such changes, improvements, and/or alterations, and will hold the Lessor harmless for any such liens and encumbrances that may arise therefrom. Any changes, alterations, and/or additions made by the Lessee in the leased premises shall be and become a part of such premises and remain thereon or the property of the Lessor; but if such alterations, changes or additions, or any of them, are removable without injury to the premises, then the same may be removed at the option of the Lessee.

         5. EFFECT OF DESTRUCTION OF THE LEASED

PREMISES:    If the leased premises should be wholly or substantially destroyed without any fault on the part of the Lessee, then an equitable adjustment of the rental due hereunder shall he made with respect to the length of time between the date of the destruction and the date when the premises are restored, said adjustment to be made upon

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a prorata basis. If Lessor elects not to restore the destroyed premises or if such restoration is not completed within four (4) months from the date of such destruction, then this lease shall terminate as of said date of destruction.

         6. TAXES AND UTILITIES: Lessor agrees to pay all real estate taxes levied with respect to the leased premises at the rate of taxes assessed for the

2002 taxes payable in 2003, subject to other paragraphs of this agreement.

         Lessee agrees to pay, installments, any increase in real estate taxes levied, with respect to the leased premises, subsequent to the 2002 tax year.

         Lessee agrees to pay, all taxes levied with respect to all property of

Lessee situated on the leased premises.

      Lessee agrees to pay the installation costs of all current charges for all utilities used by Lessee on the leased premises, excepting water.

         7. LESSOR'S RESPONSIBILITY FOR REPAIR OF LEASED PREMISES: The

Lessor shall be responsible, at its expense, to keep in repair the warehouse flooring, heating and air conditioning equipment, and the exterior of said leased premises, including the roof, exterior walls, footings, foundations,

parking areas and access roads, The Lessee, however, shall have the responsibility of notifying the Lessor immediately when any repairs are required hereunder, before the Lessor shall be held responsible for the repair. The

Lessee, however shall be responsible for maintenance or repairs of a minor nature which result from ordinary wear and tear of the leased premises, as well as the utilities contained therein, or result from the acts of the Lessee, its agents, employees or invites.

      8, ASSIGNMENT OR SUBLETTING: Lessee may assign or sublet all or any

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portion of the leased premises; provided, however, that nothing in this paragraph shall be

construed as relieving Lessee from any responsibility it may have under this lease for nonpayment of rent or any other responsibility, and. provided further that Lessee shall remain primarily liable on said lease in the event of any assignment or subletting.

         9. HOLD HARMLESS. INSURANCE AND SUBROGATION:

         Lessee agrees to maintain in full force and. effect at all times public liability insurance with bodily injury limits of at least $500,000 per injury,

$1,000,000 aggregate, and property damage limits in amounts of at least $500,000 with an insurance carrier acceptable to Lessor duly protecting Lessor. Lessee also agrees to keep the real property, including all fixtures, adequately insured against fire and other casualty; Lessee agrees to keep all personal property adequately insured against fire and other casualty. Lessee shall deliver to Lessor evidence of the existence of such liability insurance.

         Lessee agrees to hold Lessor free and harmless from any and all liability to which Lessor might otherwise be subjected by reason of Lessee's activities on leased premises, including, among other things, reimbursing Lessor for all costs, attorneys' fees, etc., that may be incurred by Lessor in defending against any such claimed liability except that neither Lessor or

Lessee shall be liable to the other for damage or loss to property growing out of or in connection with Lessee' s use and occupancy of the leased premises or to the contents caused by the negligence or fault of Lessor or Lessee or of their respective agents, employees, subtenants, assignees, or invitees, to the extent such damage or loss is covered by the parties. Lessor and Lessee agree to notify their respective insurance companies, in writing, of the provisions of this paragraph, and in the event either party cannot waive its subrogation

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rights pursuant to this paragraph, such parties shall immediately notify the other party of this fact in writing.

         Lessor shall be entitled at all times to post on the leased premises appropriate notices of non-responsibility with respect to any work by Lessee which might otherwise subject the leased premises to mechanic's lien claims.

         10. RIGHTS OF LESSOR ON RECEIVERSHIP OR BANKRUPTCY OF ANY

LESSEE: At the option of Lessor, this lease shall terminate and Lessor shall forthwith be entitled to the possession of the leased premises upon the occurrence of any of the following events:

         (a) The execution by any Lessee of an assignment for the benefit of creditors.

         (b) The appointment by any court of competent jurisdiction of a receiver or other

         similar officer to administer the assets of any Lessee.

         (c) The filing of a petition in bankruptcy by or against any Lessee.

         (d) The filing of a petition for an arrangement or any other similar proceeding under any provision of the Federal Bankruptcy Act, as amended, with respect to any Lessee. This option shall be exercised, if at all, by  Lessor mailing postage prepaid, a written notice to Lessee at the leased premises or to the assignee, trustee, etc. , as the case may be, at his place of business, advising of Lessor's election to so terminate this lease as of the date of the occurrence of such event.

         Such written notice must be mailed within ninety (90) days after Lessor receives actual notice of the occurrence of such event.

         Lessee, when used in this paragraph, shall mean any one or more of several persons embraced within the term Lessee under this lease.

         11. RIGHTS OF LESSOR UPON DEFAULT BY LESSEE: If at any time Lessee

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defaults, under this lease, by failing to fully observe and perform all conditions and promises to be observed and performed by Lessee hereunder or defaults in any other manner, and such default is not cured within ten (10) days

(except default in payment of rent for which the period is three (3) days after the delivery in person to Lessee by or on behalf of Lessor or the mailing to

Lessee, by or on behalf of Lessor, postage prepaid, addressed to Lessee at the leased premises of a written notice of such default and a demand that the default be cured, then at any time thereafter Lessor may pursue any one or more of the following remedies (such remedies being cumulative and not mutually exclusive):

         (a) Lessor may immediately recover from Lessee all amounts due to

         Lessor hereunder, together with damages arising from Lessee's default

         (b) Lessor shall forthwith be entitled to the possession of the leased premises without thereby in any way relieving Lessee of Lessee's obligation to pay rent hereunder. If pursuant hereto, Lessor should repossess the leased premises, Lessor may, at its option, re-let the leased premises for the benefit of Lessee, in which case Lessee agrees to pay all costs of re-letting, pay monthly, the excess of the monthly rental provided, for hereunder over the monthly rental received from such re-letting with Lessor being entitled to retain the excess, if any, of the monthly rental received from such re-letting over the monthly rental provided for hereunder, Neither repossession with Lessor being entitled to retain the excess, if any, of the monthly rental received from such re-letting over the monthly rental provided for hereunder. Neither repossession by Lessor hereunder nor re-letting by

         Lessor hereunder shall in any way take away


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         Lessor's right to thereafter terminate this lease as provided for in the following subparagraph (c).

         (c) Lessor may terminate this lease by delivering to Lessee in person or by mailing, postage prepaid, to Lessee at the leased premises, a writing stating Lessor's election to terminate this lease.

         If Lessor should thus terminate this lease, then Lessor may forthwith recover, from Lessee the excess of rentals provided for hereunder above the then reasonable rental value of the remainder of the term of this lease.

         Lessee agrees that if Lessor pursues any of the foregoing remedies,

Lessee will pay to Lessor all expenses and attorney's fees reasonably incurred by Lessor in connection therewith and that in any litigation the same shall be provided for as incidental damages.

         12. Lessee agrees that this lease and Lessee's rights hereunder shall at all times during the term hereof be subject and subordinate to the lien of any mortgage, deed of trust or other encumbrance which presently exists with respect to the leased premises or which may be placed upon the leased premises hereafter by Lessor or Lessor's successor in interest and Lessee agrees to execute and deliver to Lessor or Lessor's successor in interest any instrument or instruments requested by Lessor with respect to any such encumbrance placed or to be placed upon the leased premises and subordinating this lease thereto.

     13. OPTION TO RENEW: At the expiration of the term of the Lease, Lessee shall have the option to renew the Lease for an additional twenty-four (24)

months, commencing September 1, 2005 and ending August 31, 2007. All provisions of the Lease




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for the renewal term, excepting that basic rent for the renewal term shall be renegotiated by and between the parties prior to the commencement of said renewal term. Notice of exercise of said option to renew shall be given by the

Lessee to the excepting that basic rent for the renewal term shall be renegotiated by and between the parties prior to the commencement of said renewal term. Notice of exercise of said option to renew shall be given by the

Lessee to the Lessor no less than sixty (60) days prior to the termination of this lease term.

         This agreement constitutes the entire agreement by and between the parties and may only be altered, amended or changed in writing.

         IN WITNESS WHEREOF, the parties have hereunto executed this agreement on the day first above written.


                                         LESSOR:
                                         MERVIN D. LUNG BUILDING COMPANY, INC.
                                         By:
                                         Mervin D. Lung, President


                                         LESSEE:
                                         PATRICK INDUSTRIES, INC.
                                         By:
                                         David D. Lung, President & CEO